Exhibit 10.1

FORWARD AIR CORPORATION
_________________________________________________________________

AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN
(as amended and restated February 7, 2013)
_________________________________________________________________

1.    Purpose; Types of Awards; Construction.

Forward Air Corporation (the “Company”) hereby establishes the Forward Air Corporation Amended and Restated Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to enable the Company to attract, retain and reward employees of, and other person providing key services to, the Company and its Subsidiaries, and strengthen the mutuality of interests between such persons and the Company's shareholders by offering such persons performance-based stock incentives and/or other equity interests or equity-based incentives in the Company. This Plan is a continuation, and amendment and restatement, of the Company's Restated 1999 Stock Option and Incentive Plan, the provisions of which shall continue to control with respect to any options or stock awards outstanding thereunder to the extent necessary to avoid establishment of a new measurement date for financial accounting purposes and to preserve the status of any options that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended and any successor thereto (the “Code”).

It is further intended that options granted by the Compensation Committee or other committee (the “Committee”) of the Board of Directors of the Company (the “Board”) pursuant to Section 8 of the Plan shall constitute “incentive stock options” (“Incentive Stock Options”) within the meaning of Section 422 of the Code, and options granted by the Committee pursuant to Section 7 of the Plan shall constitute “nonqualified stock options” (“Nonqualified Stock Options”). The Committee may also grant stock appreciation rights (“Stock Appreciation Rights” or “SARs”) pursuant to Section 9 of the Plan and shares of restricted stock (“Restricted Stock”) pursuant to Section 10 of the Plan.

The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted, and applied by regulations, rulings, and cases. The Plan is also designed so that awards granted hereunder intended to comply with the requirements for “qualified performance-based compensation” under Section 162(m) of the Code may comply with such requirements. The creation and implementation of the Plan shall not diminish or prejudice other compensation plans or programs approved from time to time by the Board.

2.    Definitions.

As used in this Plan, the following words and phrases shall have the meanings indicated:

(a)    “Cause” shall have the meaning set forth in the applicable Agreement and, in the absence of such a definition in the Agreement, means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's gross negligence, willful misconduct or dishonesty, any of which is directly or materially harmful to the business or reputation of the Company or any Subsidiary, as determined by the Committee in its sole discretion.

(b)    “Common Stock” shall mean shares of Common Stock, par value $.01 per share, of the Company.

(c)    “Disability” shall mean a disability as determined under procedures established by the Committee for purposes of this Plan.

(d)    “Excepted Shares” means 300,000 shares of Common Stock that may be issued with respect to awards granted under the Plan, as adjusted as provided in Section 11 hereof, and with respect to which awards are granted by a committee composed entirely of “independent directors” as defined in Nasdaq Marketplace Rule 4200 or any successor thereto or any corollary rule of the national securities exchange on which the Common Stock is then principally traded.

(e)    “Fair Market Value” per share of Common Stock as of a particular date shall mean (i) the closing sale price per share of Common Stock on such date as quoted on the national securities exchange on which the Common Stock is principally traded, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market on such date, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine. If no public trading of the Common Stock occurs on the relevant date but the shares are so listed for trade, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of a share of Common Stock subject to Incentive Stock Option shall be inconsistent with Section 422 of the Code or regulation thereunder.

(f)    “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

(g)    “Option” or “Options” shall mean a grant to a Grantee of an option or options to purchase shares of Common Stock. Options granted by the Committee pursuant to the Plan shall constitute either Incentive Stock Options or Nonqualified Stock Options.

(h)    “Parent” shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock or equity interests (including partnership interests) possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or equity interests in one of the other companies in such chain.

(i)    “Performance Goals” means performance goals based on one or more of the following criteria:

(i)
Earnings or Profitability Metrics: including, but not limited to, earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; expense levels or ratios; in each case adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments, early extinguishment of debt or stock-based compensation expense;

(ii)	Return Metrics: including, but not limited to, return on investment, assets, equity or capital (total or invested);

(iii)
Cash Flow Metrics: including, but not limited to, operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

(iv)
Liquidity Metrics: including, but not limited to, capital raising; debt reduction; extension of maturity dates of outstanding debt; debt leverage (debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios) or access to capital; debt ratings; total or net debt; other similar measures approved by the Compensation Committee;

(v)
Stock Price and Equity Metrics: including, but not limited to, return on stockholders' equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); price-to-earnings ratio; and

(vi)
Strategic and Operating Metrics: including, but not limited to, geographic footprint; revenue (gross, operating or net); Forward Air Complete pick-up and delivery revenue; revenue per pound or carton; fuel surcharge revenue; airport-to-airport revenue; other pick-up and delivery revenue; logistics revenue; other revenue; revenue growth; network tonnage density; total tonnage or cartons shipped; pounds or carton per shipment; labor or other operating costs per pound or carton; miles driven; percentage of miles driven by Company-employed drivers, owner-operators and/or third party transportation providers; new business or customer wins; market share; market penetration; growth in assets; key hires; owner-operator recruitment; management of employment practices and employee benefits; purchased transportation; operating leases; effective income tax rates; business expansion; acquisitions, divestitures, collaborations, licensing or joint ventures; financing; resolution of significant litigation; and legal compliance or risk reduction.

Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or any Subsidiary, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies, or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined, to the extent applicable, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided, that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, in response to changes in applicable laws or regulations, or to account for items of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of business or related to a change in accounting principles provided that the Committee's decision as to whether such adjustments will be made with respect to any Covered Employee, within the meaning of Section 162(m) of the Code, is determined when the Performance Goals and targets are established for the applicable performance period.

(j)    “Subsidiary” shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock or equity interests (including partnership interests) possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or equity interests in one of the other companies in such chain.

(k)    “Ten Percent Stockholder” shall mean a Grantee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

(l)    “Retirement” shall have the meaning set forth in the applicable Agreement and, in the absence of such a definition in the Agreement, means retirement by an employee from active employment with the Company or any Subsidiary (i) on or after attaining age 65, or (ii) with the express consent, for the purposes of this Plan, of the Committee or such officer of the Company as the Committee may designate from time to time at or before the time of such retirement, from active employment with the Company or any Subsidiary after age 55.

3.    Administration.

The Plan shall be administered by the Committee, which will be comprised solely of “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or by the Board if for any reason the Committee is not so comprised, in which case all references herein to the Committee shall refer to the Board.

The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, SARs, and Restricted Stock; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options and whether such Options will be accompanied by Stock Appreciation Rights; to determine the purchase price of the shares of Common Stock covered by each Option (the “Option Price”) and SARs and the kind of consideration payable (if any) with respect to awards; to determine the period during which Options may be exercised and during which Restricted Stock shall be subject to restrictions, and whether in whole or in installments; to determine the persons to whom, and the time or times at which awards shall be granted (such persons are referred to herein as “Grantees”); to determine the number of shares to be covered by each award; to determine the terms, conditions, and restrictions of any Performance Goals and the number of Options, SARs, or shares of Restricted Stock subject thereto; to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with awards granted under the Plan (the “Agreements”); to cancel or suspend awards, as necessary; to the extent not in conflict with the next paragraph of this Section 3 of the Plan, to modify, amend, extend or renew outstanding awards (provided however, that, except as provided in Section 11 of the Plan, any modification that would materially adversely affect any outstanding award shall not be made without the consent of the Grantee); to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award in the manner and to the extent the Committee shall deem it desirable to carry it into effect; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

Notwithstanding anything herein to the contrary, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of Options and Stock Appreciation Rights granted under the Plan may not be amended, after the date of grant, to reduce the Option Price or grant price of such Options or Stock Appreciation Rights, nor may outstanding Options or Stock Appreciation Rights be canceled in exchange for (i) cash, (ii) Options or Stock Appreciation Rights with an Option Price or grant price that is less than the Option Price or grant price of the original outstanding Options or Stock Appreciation Rights, or (iii) other awards, unless such action is approved by the Company's shareholders.

The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations, and interpretations of the Committee shall be final and binding on all persons, including the Company and Grantees of any awards under this Plan.

The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

No members of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder. To the fullest extent permitted by law, the Company shall indemnify each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or his or her testator or intestate, is or was a member of the Committee.

4.    Eligibility.

Officers and employees of the Company or any Subsidiary, and any other person providing key services to the Company or any Subsidiary, shall be eligible to receive awards hereunder (excluding members of the Committee and any person who serves only as a director). In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee, in its sole discretion, shall take into account the contribution by the eligible participants to the management, growth, and profitability of the business of the Company and such other factors as the Committee shall deem relevant.

5.    Stock.

The maximum number of shares of Common Stock that may be issued with respect to awards granted under the Plan shall be 7,500,000, subject to adjustment as provided in Section 11 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company. No Grantees shall be eligible to receive awards relative to shares of Common Stock which exceed 300,000 shares in any fiscal year.

If any outstanding award under the Plan should, for any reason, expire or be canceled, forfeited, or terminated, without having been exercised in full, the shares of Common Stock allocable to the unexercised, canceled, forfeited, or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan.

6.    Terms and Conditions of Options.

Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Option Agreement”), in such form as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions:

(a)    Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

(b)    Type of Option. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may be granted only to individuals who are employees of the Company or any Subsidiary.

(c)    Option Price. Each Option Agreement shall state the Option Price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 11 hereof. Unless otherwise stated in the resolution, the date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

(d)    Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, as the Option Agreement may provide, in cash or in shares of Common Stock having a Fair Market Value equal to such Option Price, or in a combination of cash and Common Stock, or in such other manner as the Committee shall determine.

(e)    Term and Exercisability of Options. Each Option shall be exercisable at such times and under such conditions as the Committee, in its discretion, shall determine; provided, however, that such exercise period shall not exceed ten (10) years from the date of grant of such Option; and provided, further, that the Committee shall not have the authority to accelerate the times at which an Option becomes exercisable after the Option has been granted except with respect to Options for the Excepted Shares or as otherwise provided in this Plan. The exercise period shall be subject to earlier termination as provided in Section 6(f) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent and making full payment of the Option Price.

(f)    Termination of Employment

(i)    Generally. Except as otherwise provided herein or in the Option Agreement, an Option may not be exercised unless the Grantee is then in the service or employ of the Company or a Parent or Subsidiary (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed since the date of grant of the Option. Unless otherwise determined by the Committee at or after the date of grant, in the event that the employment or service of a Grantee terminates (other than by reason of death, Disability, Retirement, or for Cause) all Options that are exercisable at the time of such termination may be exercised for a period of 90 days from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter. For purposes of interpreting this Section 6(f) only, the service of a director as a non-employee member of the Board shall be deemed to be employment by the Company. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Non-Qualified Stock Option.

(ii)    Death or Disability. Unless provided otherwise in the Option Agreement if a Grantee dies while employed by the Company or a Parent or Subsidiary (or within the period of extended exercisability otherwise provided herein), or if the Grantee's employment terminates by reason of Disability, all Options theretofore granted to such Grantee will become fully vested and exercisable (notwithstanding any terms of the Options providing for delayed exercisability) and may be exercised by the Grantee, by the legal representative of the Grantee's estate, or by the legatee under the Grantee's will at any time until the expiration of the stated term of the Option. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Non-Qualified Stock Option. In the event that an Option granted hereunder is exercised by the legal representative of a deceased or disabled Grantee, written notice of such exercise must be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or legatee to exercise such Option.

(iii)    Retirement. Unless provided otherwise in the Option Agreement, if a Grantee's employment terminates by reason of Retirement, any Option held by the Grantee may thereafter be exercised, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after the date of grant (but before the date of such Retirement), at any time until the expiration of the stated term of the Option. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Non-Qualified Stock Option.

(iv)    Cause. If a Grantee's employment terminates for Cause, the Option, to the extent not theretofore exercised, shall terminate on the date of termination of employment.

(v)    Committee Discretion. Notwithstanding the provisions of subsections (i) through (iv) above, the Committee may, in its sole discretion and solely with respect to Options for the Excepted Shares, at or after the date of grant (but before the date of termination), establish different terms and conditions pertaining to the effect on any Option of termination of a Grantee's employment, to the extent permitted by applicable federal and state law.

(g)    [Reserved]

(h)    Other Provisions. The Option Agreements evidencing Options under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine.

7.    Nonqualified Stock Options.

Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof.

8.    Incentive Stock Options.

Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 hereof.

(a)    Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of equity securities of the Company with respect to which Incentive Stock Options granted under this Plan and all other option plans of any Parent or Subsidiary become exercisable for the first time by each Grantee during any calendar year shall not exceed $100,000. To the extent such $100,000 limit has been exceeded with respect to any Options first becoming exercisable, including acceleration upon a Change in Control, and notwithstanding any statement in the Option Agreement that it constitutes an Incentive Stock Option, the portion of such Option(s) that exceeds such $100,000 limit shall be treated as a Nonqualified Stock Option.

(b)    Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

9.    Stock Appreciation Rights.

The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

(a)    In General. Unless the Committee determines otherwise, an SAR (i) granted in tandem with a Nonqualified Stock Option may be granted at the time of grant of the related Nonqualified Stock Option or at any time thereafter, and (ii) granted in tandem with an Incentive Stock Option may only be granted at the time of grant of the related Incentive Stock Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable and shall terminate when the underlying Option terminates. SARs may not have a term longer than ten (10) years.

(b)    SARs. An SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine, so long as such price is no less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date). SARs may provide for settlement in cash, in shares of Common Stock, or in a combination of cash and shares, as determined in the discretion of the Committee.

(c)    Performance Goals. The Committee may condition the exercise of any SAR upon the attainment of specified Performance Goals, in its sole discretion.

10.    Restricted Stock and Performance Awards.

(a)    The Committee may award shares of Restricted Stock to any eligible person so determined by the Committee. Each award of Restricted Stock under the Plan shall be evidenced by an instrument, in such form as the Committee shall from time to time approve (the “Restricted Stock Agreement”), and shall comply with the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish including, without limitation, the requirement that a Grantee provide consideration for Restricted Stock upon the lapse of restrictions):

(i)    The Committee shall determine the number of shares of Common Stock to be issued to the Grantee pursuant to the award.

(ii)    Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the “Restricted Period”). The Committee may impose such other restrictions and conditions on the shares as it deems appropriate including the satisfaction of Performance Goals. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions lapse at such times, under such circumstances, and in such installments, as the Committee may determine; provided, however, that other than with respect to the awards relating to the Excepted Shares or as otherwise provide in Section 11(c) with respect to a Change in Control, no Restricted Period shall lapse earlier than (A) one year after the date of grant of the Restricted Stock award if the Restricted Period's lapsing is conditioned upon the attainment of performance targets, or (B) proportionately over a three-year period measured from the date of grant of the Restricted Stock award if the Restricted Period's lapsing is conditioned solely upon continued employment or service for a specified period of time; and provided, further, that the Committee may provide that the Restricted Period shall lapse in whole or in part, notwithstanding the foregoing proviso, upon the Grantee's death, Disability, or Retirement.

(iii)    Subject to such exceptions as may be determined by the Committee consistent with Section 10(a)(ii), if the Grantee's continuous employment with the Company or any Parent or Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions shall thereupon be forfeited by the Grantee and transferred to, and reacquired by, the Company or a Parent or Subsidiary at no cost to the Company or such Parent or Subsidiary.

(iv)    During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Subsection (a)(ii) of this Section 10, including the right to receive cash dividends with respect to such shares and to vote such shares; provided, that shares of Common Stock distributed in connection with a stock split or stock dividend shall be subject to restriction and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such shares are distributed.

(v)    Upon the occurrence of any of the events described in Section 11(c), all restrictions then outstanding with respect to shares of Restricted Stock awarded hereunder shall automatically expire and be of no further force or effect.

(vi)    Solely with respect to the awards relating to the Excepted Shares, the Committee shall have the authority (and the Restricted Stock Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

(vii)    If and when the Restricted Period expires without a prior forfeiture of the Restricted Stock subject to such Restricted Period, certificates for an appropriate number of unrestricted shares shall be delivered to the Grantee promptly.

(b)    The Committee may grant stock awards in a manner constituting “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. The grant of, or lapse of restrictions with respect to, such performance-based stock awards shall be based upon one or more Performance Goals and objective performance targets to be attained relative to those Performance Goals, all as determined by the Committee. Performance targets may include minimum, maximum and target levels of performance, with the size of the performance-based stock award or the lapse of restrictions with respect thereto based on the level attained. Stock awards that are granted upon satisfaction of Performance Goals may be subject to further restrictions for a Restricted Period or may be free of restrictions, as determined by the Committee.

11.    Effect of Certain Changes.

(a)    If there is any change in the shares of Common Stock through the declaration of extraordinary cash dividends, stock dividends, recapitalization, stock splits, or combinations or exchanges of such shares, or other similar transactions, the number of shares of Common Stock available for awards (both the maximum number of shares issuable under the Plan as a whole and the maximum number of shares issuable on a per-employee basis, each as set forth in Section 5 hereof), the number of such shares covered by outstanding awards, the Performance Goals, and the price per share of Options or SARs shall be proportionately adjusted by the Committee to reflect such change in the issued shares of Common Stock; provided, that any fractional shares resulting from such adjustment shall be eliminated; and provided, further, that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424(h) of the Code.

(b)    In the event of the dissolution or liquidation of the Company; in the event of any corporate separation or division, including but not limited to, split-up, split-off or spin-off; or in the event of other similar transactions, the Committee may, in its sole discretion, provide that either:

(i)    the Grantee of any award hereunder shall have the right to exercise an Option (at its then Option Price) and receive such property, cash, securities, or any combination thereof upon such exercise as would have been received with respect to the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division; or

(ii)    each Option shall terminate as of a date to be fixed by the Committee and that written notice of the date so fixed shall be given to each Grantee, who shall have the right, within such period as may be specified by the Committee preceding such termination, to exercise all or part of such Option.

In the event of a sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, any award then outstanding shall be assumed or an equivalent award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the award or to substitute an equivalent award, as determined in the discretion of the Committee, in which case the Committee shall, in lieu of such assumption or substitution, provide for the realization of such outstanding awards in the manner set forth in Section 11(b)(i) or 11(b)(ii) above.

(c)    If, while any awards remain outstanding under the Plan, any of the following events shall occur (which events shall constitute a “Change in Control” of the Company):

(i)    the “beneficial ownership”, as defined in Rule 13d-3 under the Exchange Act, of securities representing more than a majority of the combined voting power of the Company are acquired by any “person” as defined in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (C) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company); or

(ii)    the closing of a definitive agreement approved by the shareholders of the Company to merge or consolidate the Company with or into another company (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) a majority of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation), or to sell or otherwise dispose of all or substantially all of its assets, or the liquidation or dissolution of the Company; or

(iii)    during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period);

then from and after the date on which any such Change in Control shall have occurred (the “Acceleration Date”), any Option, SAR, and share of Restricted Stock awarded pursuant to this Plan shall be exercisable or otherwise nonforfeitable in full, as applicable, whether or not otherwise exercisable or forfeitable.

Following the Acceleration Date, (i) the Committee shall, in the case of a merger, consolidation, or sale or disposition of assets, promptly make an appropriate adjustment to the number and class of shares of Common Stock available for awards, and to the amount and kind of shares or other securities or property receivable upon exercise or other realization of any outstanding awards after the effective date of such transaction, and, if applicable, the price thereof, and (ii) the Committee may in its discretion (unless proscribed with respect to certain Grantees), permit the cancellation of outstanding Options, SARs, and Restricted Stock in exchange for a cash payment in an amount equal to the Spread. The term "Spread" as used herein shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the highest Fair Market Value per share of Common Stock during the sixty-day period preceding the Acceleration Date over (B) the Option Price per share of Common Stock at which such Option, SAR, or Restricted Stock is exercisable, by (ii) the number of shares of Common Stock with respect to which the Option, SAR, or Restricted Stock is being exercised.

Notwithstanding the foregoing, (i) with respect to any Incentive Stock Option (or an SAR relating to an Incentive Stock Option), the Grantee may not receive a cash payment in excess of the maximum amount that will enable such option to continue to qualify as an Incentive Stock Option, and (ii) if any award is considered to be a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, the permissible actions of the Committee set forth in this Section 11(c) shall apply to such award only to the extent that its application would not result in the imposition of any tax or interest, or the inclusion of any amount in income, under Section 409A of the Code.

Implementation of the provisions of this Section 11(c) shall be conditioned upon consummation of the Change in Control.

(d)    In the event of a change in the Common Stock of the Company as presently constituted that is limited to a change of all of its authorized shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

(e)    Except as herein before expressly provided in this Section 11, the Grantee of an award hereunder shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another company; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an award. The grant of an award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate, or sell, or transfer all or part of its business or assets or engage in any similar transactions.

12.    Compliance with Securities Laws; Listing and Registration.

If at any time the Committee determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise an award or receive shares of Common Stock pursuant to an award shall be suspended until the Committee determines that such delivery is lawful. If at any time the Committee determines that the delivery of Common Stock under the Plan is or may violate the rules of the national exchange on which the shares are then listed for trade, the right to exercise an award or receive shares of Common Stock pursuant to an award shall be suspended until the Committee determines that such delivery would not violate such rules. The Company shall have no obligation to effect any registration or qualification of the Common Stock under Federal, state or foreign laws.

The Company may require that a Grantee, as a condition to exercise of an award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of Federal, state or foreign securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable Federal, state or foreign securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state or foreign securities laws.

13.    Period During Which Awards May Be Granted.

Awards may be granted pursuant to the Plan from time to time prior to March 1, 2018 or the earlier termination of the Plan by the Board or Committee, provided that awards granted prior to such date or termination may have a term that extends beyond such date or termination.

14.    Limits on Transferability of Awards.

Awards of Incentive Stock Options (and any SAR related thereto) shall not be transferable otherwise than by will or by the laws of descent and distribution, and all Incentive Stock Options are exercisable during the Grantee's lifetime only by the Grantee. Except as otherwise provided by Rule 12h-1 of the Securities Exchange Act of 1934, as amended, awards of Nonqualified Stock Options (and any SAR related thereto) shall not be transferable other than by will or by the laws of descent and distribution, or, with the prior written consent of the Committee, by a Grantee to a member of his or her Immediate Family, or to a trust for the benefit of the Grantee or a member of his or her Immediate Family. Awards of Restricted Stock shall be transferable only to the extent set forth in the Restricted Stock Agreement.

15.    Effective Date of Plan.

The Plan initially became effective on February 5, 1999. It was amended and restated effective as of May 12, 2008; further amended on December 17, 2008 and May 9, 2011, and subsequently amended and restated as set forth herein, which such subsequent amendment and restatement does not require shareholder approval and is effective upon the date approved by the Board or Committee.

16.    Agreement by Grantee Regarding Withholding Taxes.

If the Committee shall so require, as a condition of exercise of an Option or SAR or other realization of an award, each Grantee shall agree that no later than the date of exercise or other realization of an award granted hereunder, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state, or local taxes of any kind required by law to be withheld upon the exercise of an Option or other realization of an award. Alternatively, the Committee may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state, and local taxes of any kind required by law to be withheld upon the exercise of an Option or realization of any award from any payment of any kind due to the Grantee. The Committee may, in its sole discretion, permit withholding obligations to be satisfied in shares of Common Stock subject to the award provided that the shares withheld or surrendered to the Company shall not have a Fair Market Value in excess of the amount necessary to satisfy the statutory minimum withholding amount due.

17.    Amendment and Termination of the Plan.

The Board or Committee at any time and from time to time may suspend, terminate, modify, or amend the Plan without shareholder approval to the fullest extent permitted by the Exchange Act and the rules and regulations thereunder and the rules of the principal securities exchange upon which the shares of Common Stock are listed for trade; provided, however, that no suspension, termination, modification, or amendment of the Plan may adversely affect any award previously granted hereunder, unless the written consent of the Grantee is obtained. Except as otherwise determined by the Board or Committee, termination of the Plan shall not affect the Committee's ability to exercise the powers granted to it hereunder with respect to awards granted under the Plan prior to the date of such termination.

18.    Rights as a Shareholder.

Except as provided in Section 10(d) hereof, a Grantee or a transferee of an award shall have no rights as a shareholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 11 hereof.

19.    No Rights to Employment.

Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company or any subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such subsidiary to terminate such Grantee's employment or service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any award to vest; (ii) the forfeiture of any unvested or vested portion of any award; and/or (iii) any other adverse effect on the individual's interests under the Plan. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues in the employ of the Company or any Subsidiary.

20.    Beneficiary.

A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary.

21.    Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee by the Company, nothing contained herein shall give any such Grantee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

22.    Governing Law.

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Tennessee without regard to its conflict of laws principles.

23.    Section 409A Compliance.

The Plan and all awards granted under the Plan are intended to comply with, or otherwise be exempt from, Section 409A of the Code. No Option or SAR granted under the Plan shall be construed as including any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Option or SAR. Should any provision of the Plan or any Agreement be found not to comply with, or otherwise be exempt from, Section 409A of the Code, that provision may be modified and given effect, in the sole discretion of the Committee and without requiring the consent of any Grantee, in such manner as the Committee determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A of the Code. The foregoing, however, shall not be construed as a guarantee by the Company of any particular tax effect to any Grantee.

24.     Recovery of Amounts Paid.

Except as otherwise provided by the Committee, awards granted under the Plan shall be subject to any and all policies, guidelines, codes of conduct, or other agreement or arrangement adopted by the Board or Compensation Committee with respect to the recoupment, recovery or clawback of compensation (collectively, the “Recoupment Policy”) and/or to any provisions set forth in the applicable award Agreement under which the Company may recover from current and former Grantees any amounts paid or shares of Common Stock issued under an award granted under the Plan and any proceeds therefrom under such circumstances as the Committee determines appropriate. The Committee may apply the Recoupment Policy to awards granted under the Plan before the policy is adopted to the extent required by applicable law or rule of any securities exchange or market on which shares of Common Stock are listed or admitted for trading, as determined by the Committee in its sole discretion.

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